                                      NATURAL RESOURCES              Ex-99.16(b)

                                         TOTAL RETURN

                                                                  Since            Total
                                                                  Inception        Annual
                                                                  12-2-85)          Return*
Initial Investment                        $1,000.00             $1,000.00          $1,000.00

Divided by
Not Asset Value                              19.86                  10.OQ             19.86

Equals Shares Purchased                      50.352               100.000            50.352

Plus Shares Acquired Through
  Dividend Reinvestment                       6.711                17.783             6.711

Equals Shares Held
  at 7/31/88                                 57.063               117.783            57.063

Multiplied by Net Asset
  Value at 7/31/88                          13.89                   13.89             13.89

Equals Ending Value before
  deduction for contingent
  deferred sales charge                      792.60              1,636.00            792.61

Deduction for deferred sales charge           27.30                 20.00               -0-

Equals Ending Redemable
  Value of a $1,000
  Investment (ERV)                           765.30              1,616.00            792.61

Divided by $1,000 (P)                         .7653                 1.616              .7926

Subtract 1                                  (.2347)                  .616            (.2076)

Expressed as a percentage
  equals the Aggregate Total
  Return for the Period (T)                (23.47%)                61.60%

Expressed as a percentage
  equals the Annual
  Total Rem=                                                                         (2O.76%)

ERV divided by P                              .7653                1.616

Raise to the power of                             1              1/2.997

equals                                        .7653               1.1737

Subtract 1
                                              .2347                 .1737

Expressed as a percentage
  equals the Average
  Annualized Total Return                 (23.47%)                 17,37%
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*Does not include sales charge for the period.